UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 27, 2011

Horsehead Holding Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33658 (Commission File Number)	20-0447377 (IRS Employer Identification No.)

4955 Steubenville Pike, Suite 405 Pittsburgh, Pennsylvania 15205 (Address of principal executive offices, including zip code)

724-774-1020 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 27, 2011, Horsehead Holding Corp. (the “Company”) completed the private sale of $100.0 million aggregate principal amount of the Company’s 3.80% Convertible Senior Notes due 2017 (the “Convertible Notes”).

Purchase Agreement

On July 21, 2011, the Company entered into a purchase agreement (the “Purchase Agreement”) among the Issuer and Stifel, Nicolaus & Company, Incorporated, as representative for the several initial purchasers (collectively, the “Initial Purchasers”). Pursuant to the Purchase Agreement, the Company agreed to sell to the Initial Purchasers, and the Initial Purchasers agreed to purchase from the Company, $80.0 million in aggregate principal amount of the Convertible Notes. The Company also granted the Initial Purchasers an option to purchase, exercisable within a 30-day period, up to an additional $20.0 million in aggregate principal amount of the Convertible Notes.  On July 26, 2011, the Initial Purchasers notified the Company of their intent to fully exercise this option, resulting in a total sale to the Initial Purchasers of $100.0 million in aggregate principal amount of Convertible Notes. The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Company, on the one hand, and the Initial Purchasers, on the other hand, have agreed to indemnify each other against certain liabilities. The sale of the Convertible Notes closed on July 27, 2011.

Indenture

The Convertible Notes were issued pursuant to an indenture, dated July 27, 2011 (the “Indenture”), between the Issuer and U.S. Bank National Association, as trustee (the “Trustee”).  The Convertible Notes were offered at an original issue price of 100.0%.

Interest and Maturity

The Convertible Notes bear interest at a rate of 3.80% and mature on July 1, 2017. Interest is payable on the Convertible Notes on January 1 and July 1 of each year, commencing January 1, 2012.

Conversion

Holders may also convert their Convertible Notes into common stock of the Company, par value $0.01 per share (“Common Stock”), at their option prior to April 1, 2017, only under the following circumstances:  (1) during any calendar quarter commencing after the calendar quarter ending on December 31, 2011 (and only during such calendar quarter), if the last reported sale price of the Common Stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of Convertible Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of Common Stock and the conversion rate on such trading day; or (3) upon the occurrence of specified corporate events. On or after April 1, 2017 until the close of business on the second business day immediately preceding the maturity date, holders may convert their Convertible Notes at any time, regardless of whether any of the foregoing conditions has been met. Upon conversion, the Company will satisfy its conversion obligation by paying or delivering, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at its election.

The conversion rate will initially be 66.6667 shares of Common Stock per $1,000 principal amount of Convertible Notes (equivalent to an initial conversion price of approximately $15.00 per share of Common Stock). The conversion rate will be subject to adjustment upon the occurrence of certain events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date, the Company will increase the conversion rate for a holder who elects to convert its Convertible Notes in connection with such a corporate event in certain circumstances.

Fundamental Changes

If the Company undergoes certain fundamental changes, holders may require the Company to repurchase for cash all or part of their Convertible Notes at a repurchase price equal to 100% of the principal amount of the Convertible Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

Events of Default

The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest; failure to convert the Convertible Notes in accordance with the Indenture, breach of other agreements in the Indenture; defaults in, or failure to pay, certain other indebtedness; the rendering of judgments to pay certain amounts of money against the Company and certain of its subsidiaries; and certain events of bankruptcy or insolvency. Generally, if an event of default occurs and is not cured within the time periods specified, the Trustee or the holders of at least 25% in principal amount of the then outstanding series of Convertible Notes may declare all the Convertible Notes of such series to be due and payable immediately.

The original issuance of the Convertible Notes was not registered under the Securities Act of 1933, as amended, and, unless so registered, the Convertible Notes may not be offered or sold in the United States absent an applicable exemption from registration requirements.

A copy of the Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the material terms of the Convertible Notes and the Indenture is qualified in its entirety by reference to such exhibit.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth under the caption “Indenture” in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On July 27, 2011, the Company issued a press release announcing the closing of the offering of the Convertible Notes.  A copy of the press release is attached as Exhibit 99.1 hereto, and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of July 27, 2011, between Horsehead Holding Corp. and U.S. Bank National Association, as trustee.

4.2	Form of 3.80% Convertible Senior Notes due 2017 (included as Exhibit A to Exhibit 4.1).

99.1	Press Release, dated July 27, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on July 27, 2011.

HORSEHEAD HOLDING CORP.

By:	/s/ Robert D. Scherich
Name: Robert D. Scherich
Title: Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated as of July 27, 2011, between Horsehead Holding Corp. and U.S. Bank National Association, as trustee.

99.1	Press Release, dated July 27, 2011.